EXHIBIT 4.4

                                                             Execution Copy

                            SPREAD ACCOUNT AGREEMENT


     This Spread Account Agreement is dated as of September 29, 1998 (the "Agreement") between First Union National Bank, a national banking association, as Spread Account Depositor (the "Spread Account Depositor"), and The Bank of New York, as indenture trustee (the "Indenture Trustee"), under the Indenture referred to below. All capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Indenture and the Sale and Servicing Agreement referred to below.

     WHEREAS, certain subsidiaries of The Money Store Inc. (such subsidiaries, the "Originators") have entered into a Trust Agreement dated as of August 31, 1998 (the "Trust Agreement") with Chase Manhattan Bank Delaware (the "Owner Trustee") pursuant to which The Money Store Trust 1998-C (the "Trust") was established; and

     WHEREAS, The Money Store Inc. ("TMS"), the Originators and the Trust have entered into a Sale and Servicing Agreement dated as of August 31, 1998 (the "Sale and Servicing Agreement") pursuant to which the Originators transferred to the Trust a portfolio of mortgage loans (the "Loans"); and

     WHEREAS, the Trust and the Indenture Trustee have entered into an Indenture dated as of August 31, 1998 (the "Indenture") pursuant to which the Trust is issuing certain classes of asset-backed notes (the "Notes"); and

     WHEREAS, MBIA Insurance Corporation (the "Note Insurer") has issued its note guaranty insurance policies with respect to the Notes, pursuant to which the Note Insurer has agreed to make Insured Payments; and

     WHEREAS, the Spread Account Depositor is the owner of all the Trust Certificates issued by the Trust, which Trust Certificates entitle the holders thereof to receive certain Excess Spread received on or with respect to the Loans, which Excess Spread is required to be deposited into the Spread Account pursuant to Section 7.14(b)(ii) of the Sale and Servicing Agreement and the provisions of an Insurance Agreement dated as of September 1, 1998 (the "Insurance Agreement") among the Note Insurer, TMS, the Originators, First Union National Bank, as custodian, and the Indenture Trustee; and

     WHEREAS, amounts in the Spread Account are available to fund Insured Payments otherwise required to be paid by the Note Insurer; and

     WHEREAS, the Spread Account Depositor desires to pledge to the Indenture Trustee, for the benefit of the Noteholders and the Note Insurer, all of the Spread Account Depositor's right, title and interest in the Spread Account to serve as collateral for the Spread Account Depositor's obligation to apply Excess Spread as set forth in the Sale and Servicing Agreement and the Indenture;

     NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the parties hereto agree as follows:

     Section 1. DEFINITIONS. In addition to those terms defined in the Indenture and the Sale and Servicing Agreement and otherwise herein, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

          "Account Property" has the meaning set forth in Section 3 hereof.

          "Certificated Securities" has the meaning set forth in Section 8-102(4) of the UCC.

          "Clearing Corporation" has the meaning set forth in Section 8-102(5) of the UCC.

          "Delivery" when used with respect to Account Property means:

     (a) with respect to bankers' acceptances, commercial paper, negotiable certificates of deposit and other obligations that constitute instruments and are susceptible of physical delivery ("Physical Property"):

          (i) transfer of possession thereof to the Indenture Trustee, endorsed to, or registered in the name of, the Indenture Trustee or its nominee or endorsed in blank;

     (b) with respect to a certificated security:

          (i) delivery thereof in bearer form to the Indenture Trustee; or

          (ii) delivery thereof in registered form to the Indenture Trustee and

               (A) the certificate is endorsed to the Indenture Trustee or in blank by effective endorsement; or

               (B) the certificate is registered in the name of the Indenture Trustee, upon original issue or registration of transfer by the issuer;

     (c) with respect to an uncertificated security:

          (i) the delivery of the uncertificated security to the Indenture Trustee; or

          (ii) the issuer has agreed that it will comply with instructions originated by the Indenture Trustee without further consent by the registered owner;

     (d) with respect to any security issued by the U.S. Treasury that is a book-entry security held through the Federal Reserve System pursuant to Federal book-entry regulations:

          (i) a Federal Reserve Bank by book entry credits the book-entry security to the securities account (as defined in 31 CFR Part 357) of a participant (as defined in 31 CFR Part 357) which is also a securities intermediary; and

          (ii) the participant indicates by book entry that the book-entry security has been credited to the Indenture Trustee's securities account;

     (e) with respect to a security entitlement:

          (i) the Indenture Trustee becomes the entitlement holder; or

          (ii) the securities intermediary has agreed that it will comply with entitlement orders originated by the Indenture Trustee without further consent by the entitlement holder;

     (f) for the purpose of clauses (b) and (c) hereof "delivery" means:

          (i) with respect to a certificated security:

               (A) the Indenture Trustee acquires possession thereof;

               (B) another person (other than a securities intermediary) either acquires possession thereof on behalf of the Indenture Trustee or, having previously acquired possession thereof, acknowledges that it holds for the Indenture Trustee; or

               (C) a securities intermediary acting on behalf of the Indenture Trustee acquires possession of thereof, only if the certificate is in registered form and has been specially endorsed to the Indenture Trustee by an effective endorsement;

          (ii) with respect to an uncertificated security:

               (A) the issuer registers the Indenture Trustee as the registered owner, upon original issue or registration of transfer; or

               (B) another person (other than a securities intermediary) either becomes the registered owner thereof on behalf of the Indenture Trustee or,

          having previously become the registered owner, acknowledges that it holds for the Indenture Trustee;

     (g) for purposes of this definition, except as otherwise indicated, the following terms shall have the meaning assigned to each such term in the UCC:

          (i) "certificated security"

          (ii) "effective endorsement"

          (iii) "entitlement holder"

          (iv) "instrument"

          (v) "securities account"

          (vi) "securities entitlement"

          (vii) "securities intermediary"

          (viii) "uncertificated security"

     (h) in each case of Delivery contemplated herein, the Indenture Trustee shall make appropriate notations on its records, and shall cause same to be made on the records of its nominees, indicating that securities are held in trust pursuant to and as provided in this Agreement.

               "Depositary" has the meaning set forth in 31 C.F.R. 306.118 or similar federal regulations governing the transfer of securities issued by the United States Treasury which are maintained in book-entry form.

               "FUNB" means First Union National Bank, a national banking association headquartered in Charlotte, North Carolina, and its successors and assigns.

               "Instruments" has the meaning set forth in Section 9-105(l)(ii) of the UCC but excludes any "instruments" that are "certificated securities" as defined in Section 8-102(l) (a) of the UCC.

               "Physical Property" has the meaning set forth in clause (i) of the definition of "Delivery" in this Section 1.

               "Securities Intermediary" has the meaning set forth in Section 8-102(a)(14) of the UCC.

               "UCC" means the New York Uniform Commercial Code.

               "Uncertificated Security" has the meaning set forth in Section 8-102(a)(18) of the UCC.

     Section 2. APPOINTMENT OF INDENTURE TRUSTEE. The Spread Account Depositor and the Note Insurer hereby appoint the Indenture Trustee as their agent under this Agreement to act on their behalf in accordance with the terms of this Agreement with respect to their interests in the Spread Account and all amounts and investments deposited therein or credited thereto. The Indenture Trustee hereby accepts and acknowledges its appointment as agent on behalf of the Spread Account Depositor and the Note Insurer.

     Section 3. PLEDGE OF SECURITY INTEREST. The Spread Account Depositor hereby assigns, sells, conveys and transfers to the Indenture Trustee and its successors and assigns, and grants thereto a security interest in, all of its right, title and interest in and to all amounts payable to the Spread Account pursuant to the Sale and Servicing Agreement, the Spread Account, all amounts deposited therein or credited thereto, from time to time, and all proceeds of the foregoing, including, without limitation, all other amounts and investments held from time to time in the Spread Account to secure all its obligations hereunder and all its obligations under the Basic Documents related to the Spread Account in consideration of its right to receive Excess Spread in accordance with Section 7.05(b) of the Sale and Servicing Agreement (all of the foregoing, collectively, the "Account Property"), to have and to hold all the aforesaid property, rights and privileges unto the Indenture Trustee, its successors and assigns, in trust for the benefit of the Noteholders and the Note Insurer, subject to the terms and provisions, set forth in this Agreement. The Indenture Trustee hereby acknowledges such pledge and, upon receipt, shall hold and distribute the Account Property in accordance with the terms and provisions of this Agreement and the Sale and Servicing Agreement.

     Section 4. ESTABLISHMENT OF THE ACCOUNT. In consideration of its right to receive Excess Spread in accordance with Section 7.05(b) of the Sale and Servicing Agreement, the Spread Account Depositor hereby establishes an account titled "The Bank of New York--TMS Spread Account 1998-C" (the "Spread Account"). The Spread Account shall be the property of the Holder of the Trust Certificates under the Trust Agreement, which is initially the Spread Account Depositor, subject to the terms hereof and of the Sale and Servicing Agreement. The Spread Account shall be a deposit account maintained with FUNB for so long as (i)(A) the Servicer remains an affiliate of FUNB, (B) no Servicer Default shall have occurred and be continuing, (C) FUNB maintains a short-term debt rating of at least A-1 by S&P and P-1 by Moody's, and for five Business Days following any reduction, suspension, termination or withdrawal in either such rating, (D) FUNB maintains a long-term rating of at least "A" by S&P and "A2" by Moody's, and for five Business Days following any reduction, suspension, termination or withdrawal in either such rating, (E) there has been no (X) material adverse change in the financial condition of FUNB or (Y) event which, in the reasonable judgment of the Note Insurer, could result in a material adverse change in the financial condition of FUNB and (F) no change in facts or circumstances exist which, in the reasonable judgment of the Note Insurer, could result in the Indenture Trustee not being entitled to the benefits of the Spread Account, or
(ii) following the occurrence and continuation of any event described in subclause (i) of this paragraph, an arrangement is established that is satisfactory to the Note Insurer which does not in itself result in (I) any reduction of any rating issued in respect of the Notes or (II) any reduction below investment grade of the Notes without the benefit of the Note Insurance Policies. If the foregoing conditions are no longer satisfied, the Indenture Trustee shall (and is hereby authorized to), upon obtaining actual knowledge that the conditions are no longer satisfied, transfer the Spread Account to a Designated Depository Institution as instructed in writing by the Note Insurer, and obtain sole signatory authority thereto and invest amounts credited thereto in Permitted Instruments in accordance with the provisions of Section 5 of this Agreement which mature in the manner required by Section 7.07 of the Sale and Servicing Agreement. Amounts on deposit on the Spread Account shall be invested as set forth in Section 7.07(a) of the Sale and Servicing Agreement and, so long as the Spread Account is maintained with FUNB, FUNB shall remit to the Spread Account, from its own funds, the amount of any loss resulting from investments, without reimbursement therefor, by the next Determination Date following such loss. The Indenture Trustee shall not be liable for any loss resulting from the investment of amounts on deposit in the Spread Account unless the Indenture Trustee is the obligor under the investment.

     The Spread Account Depositor hereby acknowledges and agrees that the Spread Account is subject to the term of the Basic Documents, including, but not limited to, Section 7.14(b)(ii) and Section 7.05(b) of the Sale and Servicing Agreement. The Spread Account Depositor further acknowledges and agrees that Indenture Trustee shall be entitled to withdraw amounts from the Spread Account as provided in Section 7.05 of the Sale and Servicing Agreement. The Spread Account Depositor covenants that amounts on deposit in the Spread Account shall have an annual rate of return of at least 5.0%.

     Section 5. DELIVERY OF ACCOUNT PROPERTY. With respect to the Account Property that is not maintained with FUNB, the Spread Account Depositor and the Indenture Trustee agree that:

               (a) any Account Property that is held in deposit accounts shall be held solely in an Eligible Deposit Account; and each such deposit account shall be subject to the exclusive dominion and control of the Indenture Trustee, and the Indenture Trustee shall have sole signature authority with respect thereto;

               (b) any Account Property that is Physical Property shall be delivered to the Indenture Trustee in accordance with paragraph (a) of the definition of "Delivery" and shall be held, pending maturity or disposition, solely by the Indenture Trustee or a securities intermediary (as such term is defined in Section 8-102(a)(14) of the UCC);

               (c) any Account Property that is a "certificated security" under
          Article 8 of the Relevant UCC shall be delivered to the Indenture Trustee in accordance with paragraph (b) of the definition of "Delivery" and shall be held, pending maturity or disposition, solely by the Indenture Trustee or a securities intermediary (as such term is defined in Section 8-102(a)(14) of the UCC);

               (d) any Account Property that is an "uncertificated security" under Article 8 of the Relevant UCC shall be delivered to the Indenture Trustee in accordance with paragraph (c) of the definition of "Delivery" and shall be maintained by the Indenture Trustee, pending maturity or disposition, through continued registration on the books and records of the issuer thereof of the ownership of such security by the Indenture Trustee (or its nominee) or a securities intermediary (as such term is defined in Section 8-102(a)(14) of the UCC);

               (e) any Account Property that is a book-entry security held through the Federal Reserve System pursuant to Federal book-entry regulations shall be delivered to the Indenture Trustee in accordance with paragraph (d) of the definition of "Delivery" and shall be maintained by the Indenture Trustee, pending maturity or disposition, through continued book-entry registration of such Account Property in the name of the Indenture Trustee or a securities intermediary (as such term is defined in Section 8-102(a)(14) of the UCC); and

               (f) any Account Property held through a securities intermediary (as such term is defined in Section 8-102(a)(14) of the UCC) shall be held in a securities account (as such term is defined in Section 8-501(a) of the UCC) that is established by such securities intermediary in the name of the Indenture Trustee for which the Indenture Trustee is the sole entitlement holder (as defined in Section 8-102(a)(7) of the UCC).

     Notwithstanding the foregoing, the parties hereto acknowledge that so long as the Spread Account remains with FUNB, the provisions of this Section 5 shall not apply.

     Section 6. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE SPREAD ACCOUNT DEPOSITOR AND THE INDENTURE TRUSTEE. (a) The Spread Account Depositor represents and warrants that (i) the Spread Account Depositor is the sole owner of the Spread Account, subject to no adverse claim (including any lien, encumbrance or claim of legal or beneficial ownership), except the lien and security interest in favor of the Indenture Trustee, (ii) the Spread Account Depositor has full power, authority and legal right to pledge the Spread Account hereunder, and no consent, approval or other authorization of any governmental authority shall be required in connection therewith, (iii) the pledge of the Spread Account pursuant to this Agreement will create a lien on and a security interest in the Spread Account and the proceeds thereof, (iv) the performance by it of its obligations hereunder will not result in the creation of any security interest, lien or other incumbrance on the Spread Account other than the security interest created under Section 3; provided, however, that no representation is made as to the perfection or priority of the security interest in the Spread Account, (v) the Spread Account Depositor's principal place of business is located at One First Union Center, 301 S. College Street, Charlotte, North Carolina, 28288,
(vi) it is a national banking association duly organized and validly existing in good standing under the laws of the United States, (vii) it has taken all corporate action necessary to authorize the execution and delivery by it of this Agreement, and (viii) neither the execution nor the delivery by it of this Agreement, nor the performance by it of its obligations contemplated hereby nor compliance by it with any of the terms or provisions hereof, will contravene any federal law, governmental rule or regulation governing the banking powers of the Spread Account Depositor or any judgment or order binding on it, or constitute any default under its charter documents or by-laws or any material indenture, mortgage, contract, agreement or instrument to which it is a party or by which any of its properties may be bound.

     (b) The Indenture Trustee hereby represents and warrants that: (i) it is a banking corporation duly organized and validly existing in good standing under the laws of the State of New York, (ii) it has taken all corporate action necessary to authorize the execution and delivery by it of this Agreement, and
(iii) neither the execution nor the delivery by it of this Agreement, nor the performance by it of its obligations contemplated hereby nor compliance by it with any of the terms or provisions hereof will contravene any federal or New York State law, governmental rule or regulation governing the banking or trust powers of the Indenture Trustee or any judgment or order binding on it, or constitute any default under its charter documents or by-laws or any indenture, mortgage, contract, agreement or instrument to which it is a party or by which any of its properties may be bound.

     Section 7. STATEMENT OF ACCOUNT. On or before each Determination Date, the Spread Account Depositor shall deliver to the Indenture Trustee, the Servicer and the Note Insurer an Officer's Certificate of the Spread Account Depositor setting forth, as of such date, (i) the amount on deposit in the Spread Account,
(ii) the activity in the Spread Account for the preceding month and (iii) the amount of any income or gain (or loss) on amounts held in the Spread Account.

     Section 8. FURTHER ASSURANCES. The Spread Account Depositor agrees that it will execute and file Uniform Commercial Code financing statements, including amendments thereto and continuation statements, with respect to that portion of the Account Property in which perfection may be obtained by filing in such jurisdictions as may be necessary to protect the security interest granted hereby.

     Section 9. NO DISPOSITION BY THE SPREAD ACCOUNT DEPOSITOR. The Spread Account Depositor agrees that it will not, without the prior written consent of the Note Insurer, sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Spread Account, nor will it create, incur or permit to exist any pledge, lien, mortgage, hypothecation, security interest, charge, option or any other encumbrance with respect to any of the Spread Account, or any interest therein, or any proceeds thereof, except for the lien and security interest provided for by this Agreement and the other Basic Documents.

     Section 10. TERMINATION. This Agreement shall terminate upon the termination of the Trust in accordance with its terms. Upon termination of this Agreement, any amounts on deposit in the Account shall be paid by the Indenture to the Spread Account Depositor in accordance with the terms of the Sale and Servicing Agreement.

     Section 11. TERMINATION OF SECURITY INTEREST. Upon the payment in full of the Notes pursuant to the Indenture and the payment in full of all amounts owed to the Note Insurer with respect thereto, the lien and security interest provided for herein as to the Spread Account shall immediately terminate and cease to attach thereto (if such lien and security interest has not previously terminated and ceased to attach) and the Indenture Trustee shall execute any and all documents, including but not limited to UCC financing statements, necessary to terminate any such lien and security interest upon receipt of such documents from the Spread Account Depositor.

     Section 12. THE NOTE INSURER. The parties hereto agree that the Note Insurer shall be deemed a third party beneficiary of this Agreement entitled to all rights and benefits set forth herein as fully as if it were a party hereto. Notwithstanding the foregoing, any right conferred upon the Note Insurer hereunder shall be suspended during any period in which an Insurer Default shall be in effect.

     Section 13. TRANSFER OF TRUST CERTIFICATES. First Union National Bank, as holder of the Trust Certificates, shall not sell, transfer or otherwise dispose of some or all of the Trust Certificates unless either (i) the Note Insurer consents in writing to such sale, transfer or other disposition or (ii) First Union National Bank contributes and transfers the Spread Account to the Trust (or other entity acceptable to the Note Insurer) and provides the Note Insurer with an opinion of counsel (and amendments to any Basic Documents, if necessary) satisfactory to the Note Insurer to the effect that in the event of the bankruptcy or insolvency of the proposed transferee of the Trust Certificates, the Spread Account would not be deemed property of the estate of such transferee and the Trust would not be consolidated with such transferee. Further, if while First Union National Bank owns some or all of the Trust Certificates, an event described in Section 4 hereof occurs that requires the Spread Account to be transferred from First Union National Bank to another entity, First Union National Bank shall, upon the written direction of the Note Insurer (i) contribute and transfer the Trust Certificates to a "bankruptcy remote" special purpose entity acceptable to the Note Insurer and (ii) provide the Note Insurer with an opinion of counsel (and amendments to any Basic Documents, if necessary) satisfactory to the Note Insurer to the effect that in the event of the insolvency of First Union National Bank (or the parent of the special purpose entity if not First Union National Bank) the assets and liabilities of such special purpose entity would not be consolidated with the assets and liabilities of First Union National Bank (or the parent of the special purpose entity if not First Union National Bank).

     Section 14. AMENDMENT. This Agreement may be amended by the Spread Account Depositor and the Indenture Trustee with the consent of the Note Insurer.

     Section 15. COUNTERPARTS. This Agreement may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same Agreement.

     SECTION 16. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES UNDER THIS AGREEMENT SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW.

     Section 17. NOTICES. All demands, notices and communications upon or to the Spread Account Depositor, the Indenture Trustee or the Note Insurer under this Agreement shall be in writing, personally delivered or mailed by certified mail, return receipt requested, and shall be deemed to have been duly given upon receipt at the address set forth for the respective party in the Sale and Servicing Agreement.

     Section 18. SEVERABILITY OF PROVISIONS. If any one or more of the agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such agreements, provisions or terms shall be deemed severable from the remaining agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

     Section 19. ASSIGNMENT; BENEFIT OF AGREEMENT. Notwithstanding anything to the contrary contained herein, this Agreement may not be assigned by the Spread Account Depositor or Indenture Trustee without the prior written consent of the
Note Insurer. Subject to the foregoing, this Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

     IN WITNESS WHEREOF, the Spread Account Depositor and the Indenture Trustee have caused this Spread Account Agreement to be duly executed by their respective officers as of the day and year first above written.

                                     THE BANK OF NEW YORK, not in its
                                       individual capacity but solely as
                                         Indenture Trustee


                                     By
                                   ----------------------------------
                                        Name:
                                        Title:


                                     FIRST UNION NATIONAL BANK,
                                       as Spread Account Depositor


                                     By:
                                   ----------------------------------
                                         Name:
                                         Title:



Acknowledged and Accepted
MBIA INSURANCE CORPORATION



By: ___________________________
    Name:
    Title: